QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Inhale Therapeutic Systems, Inc. of our report dated February 7, 2001, with respect to the financial statements of Shearwater Polymers, Inc. for the year ended June 30, 2000 included in the Inhale Therapeutic Systems, Inc. Current Report Form 8-K Amendment No. 1, dated August 10, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Birmingham, Alabama
August 8, 2001

QuickLinks

  Exhibit 23.1
Consent of Independent Auditors